    As filed with the Securities and Exchange Commission on December 4, 1997

                                                     REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                 AUTOCYTE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     56-1995728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)

              112 ORANGE DRIVE, ELON COLLEGE, NORTH CAROLINA 27244 (Address of registrant's principal executive offices)

                           ---------------------------

                         1997 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)


          JAMES B. POWELL, M.D., PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 AutoCyte, Inc.
                                112 Orange Drive
                       Elon College, North Carolina 27244
                                 (910) 584-0250
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            STEVEN N. FARBER, ESQUIRE
                           MARC A. RUBENSTEIN, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of each class of securities to     Amount to be              Proposed             Proposed maximum          Amount of
          be registered                   registered           maximum offering        aggregate offering      registration fee
                                                                price per share              price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           100,000 shares             $10.25(1)            $1,025,000.00(1)           $303.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on December 1, 1997 as reported by the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Final Prospectus filed with the Commission on September 5, 1997 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year covered by the Final Prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 25, 1997, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. Steven N. Farber, a partner of Palmer & Dodge LLP, is Secretary of the Registrant.


Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

         Article TENTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

         Article V, Section 1 of the Registrant's Amended and Restated By-laws provides that the Registrant shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, and the Certificate of Incorporation, indemnify each person whom it may indemnify pursuant thereto.

         Article V, Section 2 of the Registrant's By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

         The Registrant's Restated Certificate of Incorporation provides that directors of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

         The Registrant maintains insurance for directors and officers and has entered into agreements with certain officers and directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.


   Exhibit Number                               Description
   --------------                               -----------
       4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       4.2                 Amended and Restated By-laws of the Registrant.
                           Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       4.3 Form of Certificate for Common Stock. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on June 27, 1997 (File No. 333-30227).

       5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

      23.1                 Consent of Ernst & Young LLP, independent auditors.
                           Filed herewith.

      23.2 Consent of Palmer & Dodge LLP. Contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto.

      24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

      24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.



Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elon College, State of North Carolina, on this 4th day of December, 1997.

                                 AUTOCYTE, INC.


                                 By:  /s/ James B. Powell
                                      -------------------------------------
                                      James B. Powell, M.D.
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY


         We, the undersigned officers and directors of AutoCyte, Inc. hereby severally constitute and appoint James B. Powell, M.D., William O. Green and Steven N. Farber and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                          Title                                       Date
         ---------                          -----                                       ----

/s/ James B. Powell                         President, Chief Executive                  December 4, 1997
-------------------------                   Officer and Director
James B. Powell, M.D.                       (Principal Executive
                                            Officer)


/s/ William O. Green                        Chief Financial Officer and                 December 4, 1997
-------------------------                   Vice President, Finance and
William O. Green                            Administration (Principal
                                            Financial Officer and
                                            Principal Accounting Officer)


/s/ Richard A. Charpie                      Director                                    December 4, 1997
-------------------------
Richard A. Charpie


/s/ Robert E. Curry                         Director                                    December 4, 1997
-------------------------
Robert E. Curry


/s/ Thomas P. MacMahon                      Director                                    December 4, 1997
-------------------------
Thomas P. MacMahon


/s/ Susan E. Whitehead                      Director                                    December 4, 1997
-------------------------
Susan E. Whitehead


                                  EXHIBIT INDEX

   Exhibit Number                               Description
   --------------                               -----------
       4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       4.2                 Amended and Restated By-laws of the Registrant.
                           Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       4.3 Form of Certificate for Common Stock. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on June 27, 1997 (File No. 333-30227).

       5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

      23.1                 Consent of Ernst & Young LLP, independent auditors.
                           Filed herewith.

      23.2 Consent of Palmer & Dodge LLP. Contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto.

      24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

      24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.